Exhibit 99.1

Global Power Equipment Group Inc. Secures new $100 million Credit Facility

IRVING, Texas, February 21, 2012— Global Power Equipment Group Inc. (NASDAQ: GLPW) (“Global Power”) today announced that it has entered into a new $100 million five-year senior secured revolving credit facility with Wells Fargo Bank, N.A. as the administrative agent and Wells Fargo Securities LLC and U.S. Bank N.A. as co-lead arrangers. The new facility provides access to multi-currency funds and includes an uncommitted accordion feature for up to $50 million of additional borrowing capacity. The facility is structured to support strategic growth initiatives and provides flexibility regarding return of capital alternatives. Interest on the new facility is subject to a pricing grid which opens at Libor + 125. There were no cash borrowings at close.

“We are pleased to extend our existing relationship with Wells Fargo and look forward to fostering a strong relationship with our new lenders,” commented David Willis, CFO of Global Power. “Although our prior facility has served us well, this new facility provides access to additional liquidity we can deploy opportunistically and is structured to support our growth strategies.”

For additional information, please refer to Global Power’s Form 8-K with respect to the new facility to be filed with the SEC.

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. Through its Services Division, the Company provides on-site specialty support and outage management services for commercial nuclear reactors in the United States and maintenance services to fossil and hydroelectric power plants and other industrial operations. Through its Products Division, the Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 40 years of power generation industry experience. With a strong competitive position in its product lines, the Company benefits from a large installed base of equipment in domestic and international markets. Additional information about Global Power Equipment Group Inc. may be found at www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including the section of our Annual Report on Form 10-K filed with the SEC on March 21, 2011 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Company Contact:

Jennifer Gordon

ICR

(214) 574-2711

investorrelations@globalpower.com